Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of 1st Financial Services Corporation (the “Registration Statement”) of our report dated March 13, 2008, relating to the financial statements of Mountain 1st Bank & Trust Company, the predecessor to 1st Financial Services Corporation, which report appears in the Annual Report on Form 10-K/A of Mountain 1st Bank & Trust Company for the year ended December 31, 2007.

/s/ Elliot Davis, PLLC

Elliot Davis, PLLC
Greenville, South Carolina

December 1, 2008